Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the use of our report dated April 3, 2024, with respect to the consolidated financial statements of Alpha Cognition Inc. (the “Company”) as of December 31, 2023 and 2022 included in the Company’s Registration Statement on Form S-1 and related prospectus dated June 10, 2024, as amended (File No. 333-278997), and incorporated by reference this Registration Statement on Form S-8.

/s/ Manning Elliott LLP

CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver, British Columbia, Canada

October 15, 2024